As filed with the Securities and Exchange Commission on September 19, 2008
Registration No. 333-153208

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment
No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0409517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1745 Technology Drive
San Jose, California 95110
(408) 333-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tyler Wall, Esq.
Vice President, General Counsel and Corporate Secretary
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, California 95110
(408) 333-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nancy H. Wojtas, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
Telephone: (650) 843-5000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Amount of
Title of Each Class of	Amount	Offering	Proposed Maximum Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit	Offering Price	Fee(1)
Common Stock, $0.001 par value per share	(2)	(3)	(3)	—
Preferred Stock, $0.001 par value per share	(2)	(3)	(3)	—
Debt Securities	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Units	(2)	(3)	(3)	—
Total	(2)		$750,000,000	$29,475.00(4)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate principal amount of units, and such indeterminate number of warrants to purchase common stock, preferred stock, debt securities or units, as shall have an aggregate initial offering price not to exceed $750,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $750,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, or pursuant to the antidilution provisions of any such securities.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Registration Fee was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 is filed solely to re-file Exhibit 99.4 and to amend and restate Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of this Registration Statement on Form S-3 or Items 14, 15 or 17 of Part II of the Registration Statement on Form S-3.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement(1)
2.1	Agreement and Plan of Merger, dated as of July 21, 2008, among the Registrant, Foundry Systems, Inc., and Falcon Acquisition Sub, Inc., a wholly-owned subsidiary of the Registrant(2)
3.1	Amended and Restated Certificate of Incorporation of Registrant(3)
3.2	Amended and Restated Bylaws of Registrant(4)
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Form of Registrant’s Common Stock Certificate(5)
4.3	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock(1)
4.4	First Supplemental Indenture dated as of January 29, 2007 by and among McDATA Corporation, the Registrant, and Wells Fargo Bank, National Association, as successor in interest to Wells Fargo Bank Minnesota, National Association(6)
4.5	Second Supplemental Indenture dated as of January 29, 2007 by and among McDATA Corporation, McDATA Services Corporation, a Minnesota corporation f/k/a Computer Network Technology Corporation, the Registrant, and U.S. Bank National Association(7)
4.6	Indenture dated February 7, 2003 by and among McDATA Corporation and Wells Fargo Bank Minnesota National Association(8)
4.7	Form of Senior Indenture, between Registrant and one or more trustees to be named.*
4.8	Form of Subordinated Indenture, between Registrant and one or more trustees to be named.*
4.9	Form of Senior Note(1)
4.10	Form of Subordinated Note(1)
4.11	Form of Common Stock Warrant Agreement and Warrant Certificate*
4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate*
4.13	Form of Debt Securities Warrant Agreement and Warrant Certificate*
4.14	Form of Unit Agreement(1)
5.1	Legal Opinion of Cooley Godward Kronish LLP*
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP)*
23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)*
23.3	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 hereto)*
24.1	Power of Attorney (included on the signature page and incorporated by reference)*
25.1	Statement of Eligibility of Trustee under the Senior Indenture(1)
25.2	Statement of Eligibility of Trustee under the Subordinated Indenture(1)
99.1	Audited Consolidated Financial Statements of Foundry Networks, Inc. for the year ended December 31, 2007.*
99.2	Unaudited Condensed Consolidated Financial Statements of Foundry Networks, Inc. for the three months ended March 31, 2008.*
99.3	Unaudited Condensed Consolidated Financial Statements of Foundry Networks, Inc. for the six months ended June 30, 2008.*
99.4	Unaudited Pro Forma Condensed Combined Financial Statements of Brocade Communications Systems, Inc. and Foundry Networks, Inc.

*	Previously filed.

(1)	To be filed by amendment or as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

(2)	Incorporated by reference to Exhibit 2.1 from the Registrant’s Current Report on Form 8-K as filed on July 24, 2008.

(3)	Incorporated by reference to Exhibit 3.1 from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2007.

(4)	Incorporated by reference to Exhibit 3.1 from the Registrant’s Current Report on Form 8-K as filed on February 22, 2008.

(5)	Incorporated by reference to Exhibit 4.1 from the Registrant’s Registration Statement on Form S-1 (No. 333-74711), as amended.

(6)	Incorporated by reference to Exhibit 4.2 from the Registrant’s Quarterly Report on Form 10-Q filed on June 7, 2007.

(7)	Incorporated by reference to Exhibit 4.3 from the Registrant’s Quarterly Report on Form 10-Q filed on June 7, 2007.

(8)	Incorporated by reference to Exhibit 4.4 from Registrant’s Quarterly Report on Form 10-Q filed on June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 18, 2008.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Michael Klayko
Michael Klayko
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Klayko Michael Klayko	Chief Executive Officer (Principal Executive Officer and Director)	September 18, 2008

/s/ Richard Deranleau Richard Deranleau	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)	September 18, 2008

* David L. House	Chairman of the Board of Directors	September 18, 2008

* L. William Krause	Director	September 18, 2008

* Glenn Jones	Director	September 18, 2008

* Michael J. Rose	Director	September 18, 2008

* Sanjay Vaswani	Director	September 18, 2008

* Renato DiPentima	Director	September 18, 2008

* John Gerdelman	Director	September 18, 2008

By: /s/ Richard Deranleau Richard Deranleau Attorney-in-fact		September 18, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement(1)
2.1	Agreement and Plan of Merger, dated as of July 21, 2008, among the Registrant, Foundry Systems, Inc., and Falcon Acquisition Sub, Inc., a wholly-owned subsidiary of the Registrant(2)
3.1	Amended and Restated Certificate of Incorporation of Registrant(3)
3.2	Amended and Restated Bylaws of Registrant(4)
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Form of Registrant’s Common Stock Certificate(5)
4.3	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock(1)
4.4	First Supplemental Indenture dated as of January 29, 2007 by and among McDATA Corporation, the Registrant, and Wells Fargo Bank, National Association, as successor in interest to Wells Fargo Bank Minnesota, National Association(6)
4.5	Second Supplemental Indenture dated as of January 29, 2007 by and among McDATA Corporation, McDATA Services Corporation, a Minnesota corporation f/k/a Computer Network Technology Corporation, the Registrant, and U.S. Bank National Association(7)
4.6	Indenture dated February 7, 2003 by and among McDATA Corporation and Wells Fargo Bank Minnesota National Association(8)
4.7	Form of Senior Indenture, between Registrant and one or more trustees to be named.*
4.8	Form of Subordinated Indenture, between Registrant and one or more trustees to be named.*
4.9	Form of Senior Note(1)
4.10	Form of Subordinated Note(1)
4.11	Form of Common Stock Warrant Agreement and Warrant Certificate*
4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate*
4.13	Form of Debt Securities Warrant Agreement and Warrant Certificate*
4.14	Form of Unit Agreement(1)
5.1	Legal Opinion of Cooley Godward Kronish LLP*
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP)*
23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)*
23.3	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 hereto)*
24.1	Power of Attorney (included on the signature page and incorporated by reference)*
25.1	Statement of Eligibility of Trustee under the Senior Indenture(1)
25.2	Statement of Eligibility of Trustee under the Subordinated Indenture(1)
99.1	Audited Consolidated Financial Statements of Foundry Networks, Inc. for the year ended December 31, 2007.*
99.2	Unaudited Condensed Consolidated Financial Statements of Foundry Networks, Inc. for the three months ended March 31, 2008.*
99.3	Unaudited Condensed Consolidated Financial Statements of Foundry Networks, Inc. for the six months ended June 30, 2008.*
99.4	Unaudited Pro Forma Condensed Combined Financial Statements of Brocade Communications Systems, Inc. and Foundry Networks, Inc.

*	Previously filed.

(1)	To be filed by amendment or as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

(2)	Incorporated by reference to Exhibit 2.1 from the Registrant’s Current Report on Form 8-K as filed on July 24, 2008.

(3)	Incorporated by reference to Exhibit 3.1 from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2007.

(4)	Incorporated by reference to Exhibit 3.1 from the Registrant’s Current Report on Form 8-K as filed on February 22, 2008.

(5)	Incorporated by reference to Exhibit 4.1 from the Registrant’s Registration Statement on Form S-1 (No. 333-74711), as amended.

(6)	Incorporated by reference to Exhibit 4.2 from the Registrant’s Quarterly Report on Form 10-Q filed on June 7, 2007.

(7)	Incorporated by reference to Exhibit 4.3 from the Registrant’s Quarterly Report on Form 10-Q filed on June 7, 2007.

(8)	Incorporated by reference to Exhibit 4.4 from Registrant’s Quarterly Report on Form 10-Q filed on June 7, 2007.